[Form of Opinion]

[Letterhead of Herrick, Feinstein LLP]

[         ], 2017

Gadsden Growth Properties, Inc.

15150 N. Hayden Road

Suite 220

Re:	Gadsden Growth Properties, Inc.

Ladies and Gentlemen:

We have acted as counsel to Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden REIT”) in connection with the preparation of the registration statement on Form S-11 of Gadsden REIT, filed with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-214575), as amended or supplemented through the date hereof (the “Registration Statement,” and the effective date of the Registration Statement, the “Effective Date”). At your request, we are rendering our opinion concerning (i) certain U.S. federal income tax matters related to Gadsden REIT’s qualification for U.S. federal income tax purposes as a real estate investment trust (a “REIT”) as defined under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the information in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.” Each capitalized term not otherwise defined herein has the meaning ascribed to such term in the Registration Statement.

In rendering our opinion, we have examined the following:

a. the Registration Statement;

b. Gadsden REIT’s Articles of Amendment and Restatement, dated November 9, 2016, as amended and restated through the date hereof;

c. the Amended and Restated Agreement of Limited Partnership of Gadsden Growth Properties, L.P., a Delaware limited Partnership (“Operating Partnership”) dated [         ], 2017;

d. the Lease Agreement between Gadsden Hotel Investments I, LLC, a Delaware limited liability company, and Gadsden TRS Hotel Opco, LLC, a Delaware limited liability company (“Hotel TRS”), dated the effective date of the Registration Statement;

e. the Management Agreement between Hotel TRS and Caerus Hospitality, LLC, a Delaware limited liability company, dated [            ], 2017;

Gadsden Growth Properties, Inc.

f. the representation letter of Gadsden REIT, dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letter”); and

g. such other documents, records and papers as we have deemed necessary and appropriate in order to give the opinions set forth herein (together with the documents referred to in this sentence, the “Reviewed Documents”).

In addition to the facts set forth in the Representation Letter, we have assumed, with your consent, that: (i) all of the factual representations and statements set forth in the Reviewed Documents are true, correct, and complete as of the date hereof; (ii) any such statements and representations that are qualified by the knowledge or belief of any person, or materiality or with comparable qualification are and will be true, complete, and correct as if made without such qualification; (ii) each agreement described in the Reviewed Documents is valid and binding in accordance with its terms; (iii) each of the obligations of Gadsden REIT and its direct and indirect subsidiaries described in the Reviewed Documents has been or will be performed or satisfied in accordance with its terms; (iv) all applicable elections and filings with the Internal Revenue Service (the “IRS”) are and will be accurate and timely and properly filed; (v) all signatures are genuine, all documents are properly executed, all documents submitted to us as originals are authentic, documents submitted to us as copies conform to the corresponding originals, and the authenticity of the originals from which any copies were made; and (vi) any document as to which we have reviewed only a form or draft was or will be duly executed without material changes from the form or draft reviewed by us. If any of the foregoing assumptions is incorrect in any respect, our opinion as expressed below may be adversely affected. We have not made an independent investigation of all of the facts, statements, representations and covenants set forth in the Representation Letter, the Registration Statement, or in any other Reviewed Document. In addition, we note that Gadsden REIT, Operating Partnership and their direct and indirect subsidiaries may engage in transactions in connection with which we have not provided tax advice and that we have not reviewed, and of which we may be unaware.

Based upon and subject to the foregoing, it is our opinion that, (i) commencing with its taxable year ending December 31, 2017, under applicable U.S. federal income tax law as of the date hereof, Gadsden REIT has been organized in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, and Gadsden REIT’s proposed method of operation, as set forth in the Representation Letter, will enable Gadsden REIT to continue to satisfy the requirements for such qualification and taxation, and (ii) the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, has been reviewed by us and is correct and accurate in all material respects.

Gadsden Growth Properties, Inc.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist on the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change that is made after the date hereof in any of the foregoing could adversely affect the conclusions set forth herein. In addition, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Gadsden REIT’s continued qualification and taxation as a REIT depends upon its ability to meet, through actual, annual operating results, certain requirements, including requirements relating to asset ownership, income classification, distribution levels and diversity of beneficial ownership, and the various qualification tests imposed under the Code, compliance with which has not and will not be reviewed by us. Accordingly, no assurance can be given that Gadsden REIT’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code.

Our opinion does not preclude the possibility that Gadsden REIT may have to utilize one or more of the various “savings provisions” under the Code that would permit Gadsden REIT to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require Gadsden REIT to pay significant penalty or excise taxes.

We express no opinion on any issue relating to Gadsden REIT or any investment therein or with respect to any other U.S. federal tax matters or any issues arising under the tax laws of any other country, or any state or locality, other than as expressly stated above. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared in connection with the Registration Statement and, except as set forth herein, may not be quoted in whole or in part or otherwise referred to, used by, filed with, or furnished to, any person or entity without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Herrick, Feinstein LLP in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very Truly Yours,